Exhibit 99.1

November 28, 2025

Bayview Completes Acquisition of Guild Holdings Company

SAN DIEGO and CORAL GABLES. November 28, 2025 – Guild Holdings Company (NYSE: GHLD) (“GHLD”), Guild Mortgage Company (“Guild”) and Bayview Asset Management, LLC (“Bayview”) jointly announced today that Bayview MSR Opportunity (U.S.) Master Fund, L.P., a fund managed by Bayview (the “MSR Fund”), has completed its all-cash acquisition of GHLD. On June 18, 2025, GHLD announced that it had signed a definitive agreement under which a fund managed by Bayview would acquire all of the outstanding shares of GHLD’s common stock for $20.00 per share in an all-cash transaction valued at approximately $1.3 billion in aggregate equity value. Shares of GHLD’s publicly traded common stock ceased trading and were delisted from the NYSE in connection with the completion of the acquisition.

Guild will operate as a privately held independent entity of the MSR Fund which also owns Lakeview Loan Servicing, LLC, a leading mortgage servicer.

“Joining Bayview’s platform strengthens Guild’s commitment to grow our national brand, and it creates one of the strongest and most compelling mortgage origination and servicing ecosystems in the nation,” said Terry Schmidt, CEO of Guild. “The Guild leadership team is excited to bring our expertise in distributed retail origination, retained servicing, and the customer-for-life business model to the MSR Fund. This relationship will further enhance our mission to deliver the promise of homeownership in communities across the country while fueling innovation and long-term growth.”

About Guild Holdings Company

Guild Mortgage Company was founded in 1960 and is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of home ownership in neighborhoods and communities across 49 states and the District of Columbia. Guild’s highly trained loan professionals are experienced in government-sponsored programs such as FHA, VA, USDA, down payment assistance programs and other specialized loan programs. For more information visit https://www.guildmortgage.com/.

About Bayview Asset Management

Bayview is a global investment management firm with approximately $36.1 billion in assets under management as of September 30, 2025. The firm is focused on investments in residential, commercial, and consumer credit, including whole loans, asset backed securities, mortgage servicing rights, and other credit-related assets. For additional information, visit Bayview’s website at https://www.bayview.com.

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Investors:
investors@guildmortgage.net
858-956-5130

Media:
Devin Broda
ICR
Devin.Broda@icrinc.com
(646) 277-1200

Kelly Langmesser

FGS Global

Kelly.Langmesser@fgsglobal.com

(517) 420-2238

Emily Steckhan

FGS Global

Emily.Steckhan@fgsglobal.com

(631) 702-0111

Forward-Looking Statements

This press release may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of Guild and certain plans and objectives of the Board of Directors of Guild. All statements other than statements of historical or current facts included in this press release are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “will,” “may,” “should,” “would,” “could,” or other words or terms of similar meaning. Such statements are based upon the company’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. The company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Information on factors that may affect the business and financial results of the company can be found in the filings of the company made from time to time with the SEC. Unless indicated otherwise, the terms “Guild” and “company” each refers, collectively, to Guild and its subsidiaries.

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